UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 14, 2011, Document Security Systems, Inc. (“Company”) issued a press release announcing the financial results for the third quarter ended September 30, 2011, and the restatement of its financials for 2010 and the first and second quarters of 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 10, 2011, the Company’s management, after discussion with the members of the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, Freed Maxick & Battaglia, CPAs, P.C., concluded that the Company’s accounting treatment relating to the deferred tax liability created as a result of the acquisition of Premier Packaging Corporation (“Premier”) in February 2010  was in error, and because of that error, investors should no longer rely upon the following; the consolidated unaudited financial statements included in the March 30, 2010, June 30, 2010, September 30, 2010, March 31, 2011, and June 30, 2011 quarterly reports filed on Form 10-Q along with the audited financial statements for the year ended December 31, 2010 included in the annual report filed on Form 10-K, filed on March 31, 2011.

On February 12, 2010, the Company purchased all of the outstanding stock of Premier for $2,000,000 in cash and 735,437 shares of the Company’s common stock with a value of $2,566,675, plus the assumption of liabilities at February 12, 2010.  Among the various assets and liabilities acquired, the Company allocated $1,557,500 to machinery and equipment and $1,372,000 to other intangible assets.  The tax basis for the machinery and equipment and other intangible assets as of the date of acquisition was zero, resulting in a deferred tax liability of $1,141,040 as a result of the acquisition.  As part of the business combination accounting, the Company properly recorded the deferred tax liability that was caused by the acquisition but erroneously reduced a deferred tax asset valuation allowance.  The Company has determined that the deferred tax liability should have been included in the business combination accounting, resulting in an additional $1,141,040 of goodwill.  Also, the Company in a separate entry should have recorded a deferred tax benefit along with a reversal of the deferred tax asset valuation allowance.  As a result of this determination, the Company is recording an additional deferred tax benefit and additional goodwill in the amount of $1,141,040 as of March 31, 2010 and subsequent periods.

The correction of this error will have no impact on previously disclosed revenue, cost of sales, gross profit, operating expenses and other income and expense.  The impact will have no impact on EBITDA .  The impact on net loss will result from the deferred tax benefit of $1,141,040 and the impact on total assets will result from the increase of $1,141,040 in goodwill.

The Company is filing a restatement for the December 31, 2010 annual report on Form 10-K/A on November 14, 2011.  The Company is also filing on November 14, 2011 the September 30, 2011 quarterly report on Form 10-Q including the restated balance sheet as of December 31, 2010 and the restated statement of operations and cash flows for the nine months ended September 30, 2010.    The Company will file restatements of the March 31, 2011 and June 30, 2011 financials in quarterly reports on Form 10-Q/A on November 14, 2011, including restated amounts for the corresponding period in the prior year and the balance sheet as of those dates.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 14, 2011	By:	/s/ Patrick White
Patrick A. White
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 14, 2011